Exhibit (24)

November 15, 1996

Mr. Alan M.  Wright
Mr. Thomas A McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI  48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $150 million of the Corporation's General Term Notes and/or the sale of up to $500 million of debt securities of the Corporation.

Yours Very Truly,


/s/ William T.  McCormick, Jr.          /s/ Michael G.  Morris
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    William T.  McCormick, Jr.              Michael G.  Morris



/s/  James J.  Duderstadt               /s/  William U.  Parfet
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     James J.  Duderstadt                    William U.  Parfet



/s/  Kathleen R.  Flaherty              /s/  Percy A.  Pierre
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     Kathleen R.  Flaherty                   Percy A.  Pierre



/s/  Victor J.  Fryling                 /s/  Kenneth Whipple
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     Victor J.  Fryling                      Kenneth Whipple



/s/  Earl D.  Holton                    /s/  John B.  Yasinsky
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     Earl D.  Holton                         John B.  Yasinsky



/s/  Lois A.  Lund
------------------------------
     Lois A.  Lund

Extract from the minutes of a meeting of the Board of Directors of CMS Energy Corporation (the "Corporation") held on October 25, 1996.

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PROPOSED ISSUE AND SALE OF DEBT SECURITIES

           To have funds available for general corporate purposes, management of the Corporation recommended that the Corporation offer, from time to time, at private placement or public sale, up to $500 million net aggregate principal amount of debt securities, including but not limited to (i) unsecured senior debt securities consisting of debentures, notes or other unsecured evidence of indebtedness, each which may be convertible into shares of any class of authorized common stock, and (ii) unsecured subordinated debt securities consisting of debentures, notes or other unsecured evidence of indebtedness, each which may be convertible into shares of any class of authorized common stock, or any combination of the foregoing. Management further recommended the appointment of a Special Committee to take any and all action to facilitate the proposed offering, and to assure that the securities are sold for the best price and on the best terms obtainable in the judgment of the Special Committee of the Board of Directors appointed for such purposes. The matter was discussed fully.

     Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

           RESOLVED: That the Board of Directors approves the issue and sale, from time to time, at private placement or public sale, of up to $500 million net aggregate principal amount of securities, including but not limited to (i) unsecured senior debt securities consisting of debentures, notes or other unsecured evidence of indebtedness, each which may be convertible into shares of any class of authorized common stock, and (ii) unsecured subordinated debt securities consisting of debentures, notes or other unsecured evidence of indebtedness, each which may be convertible into shares of any class of authorized common stock, or any combination of the foregoing as discussed at the meeting each to be sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes; and

           RESOLVED FURTHER:  That Victor J. Fryling with Michael
G. Morris, as alternate, is appointed to a Special Committee of this Board of Directors, which shall have the full authority to act on behalf of the Board for the purposes stated in the foregoing resolution with respect to
(a) determining the offering price, any underwriting discounts and the proceeds to the Corporation of the proposed issue and sale of up to $500 million of the Corporation's securities and (b) authorizing the officers to take such further actions as they may deem advisable to carry out the issue and sale of such securities; and

           RESOLVED FURTHER: That the officers of the Corporation, and each of them, in their discretion on its behalf, are authorized to execute and file (a) a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issue and sale of not more than $500 million aggregate principal amount of debt securities, in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and (b) all requisite papers and documents, including but not limited to, appointments of attorneys for service of process, as said officers or any of them may deem necessary or advisable in order to comply with applicable laws of any jurisdiction in which the officers of the Corporation have determined it is desirable that the securities be qualified or registered for sale; and

           RESOLVED FURTHER: That, it may be desirable for the securities to be qualified or registered for sale in various jurisdictions; therefore, the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

           RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of not more than $500 million aggregate principal amount of securities of the Corporation; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to confirm with the requirements for listing; and

           RESOLVED FURTHER: That the officers of the Corporation, and each of them, in their discretion and on its behalf, are authorized and empowered to execute one or more underwriting agreements as they may deem appropriate for the proposed sale of the aforementioned securities; and

           RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute and deliver all other documents, papers, applications, agreements and instruments by or on behalf of the Corporation and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions.


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I, Thomas A. McNish, Secretary of CMS Energy Corporation, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on October 25, 1996, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 29th day of October 1996.




                           /s/ Thomas A. McNish
                           ____________________
                   Thomas A. McNish
                       Secretary